UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

SPRINGWORKS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39044	83-4066827
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Washington Blvd Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 883-9490

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SWTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

On June 6, 2024, SpringWorks Therapeutics, Inc. (“SpringWorks”) received notice of termination of the Amended and Restated Collaboration and License Agreement, dated September 6, 2022, between SpringWorks and GlaxoSmithKline Intellectual Property Development Ltd (“GSK”) (the “License Agreement”), effective 180 days following the receipt of notice of termination.

In connection with such termination, SpringWorks expects that GSK will continue the ongoing clinical trials under the License Agreement that include nirogacestat in combination with low-dose belamaf, an antibody-drug conjugate targeting BCMA B-cell maturation antigen in multiple myeloma until completed with respect to the 27 patients currently enrolled in such trials. SpringWorks will continue to support the completion of such trials with drug product supply and future publication efforts with respect to the data developed.

Once the termination becomes effective, the non-exclusive licenses granted by SpringWorks to GSK under the License Agreement will terminate. Termination of the License Agreement does not trigger any payment obligations on the part of SpringWorks or any other material wind-down costs. This termination does not affect SpringWorks’ rights to continue developing or commercializing its products or product candidates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SpringWorks Therapeutics, Inc.

Date: June 7, 2024	By:	/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Chief Financial Officer